Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 106 to the Registration Statement (Form N-1A, No. 033-00507) of Transamerica Series Trust and to the incorporation by reference of our reports dated February 27, 2012 on Transamerica AEGON High Yield Bond VP, Transamerica Multi-Managed Balanced VP, Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Large Cap Value VP, Transamerica BlackRock Tactical Allocation VP, Transamerica Clarion Global Real Estate Securities VP, Transamerica AllianceBernstein Dynamic Allocation VP, Transamerica Efficient Markets VP, Transamerica JPMorgan Tactical Allocation VP, Transamerica Morgan Stanley Capital Growth VP, Transamerica Janus Balanced VP, Transamerica Hanlon Balanced VP, Transamerica Hanlon Growth VP, Transamerica Hanlon Growth and Income VP, Transamerica Hanlon Income VP, Transamerica Index 35 VP, Transamerica Index 50 VP, Transamerica Index 75 VP, Transamerica Index 100 VP, Transamerica International Moderate Growth VP, Transamerica Jennison Growth VP, Transamerica JPMorgan Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan Mid Cap Value VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Moderate Growth Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Madison Large Cap Growth VP, Transamerica MFS International Equity VP, Transamerica AEGON Money Market VP, Transamerica PIMCO Total Return VP, Transamerica PIMCO Real Return TIPS VP, Transamerica ProFund UltraBear VP, Transamerica Systematic Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica Third Avenue Value VP, Transamerica AEGON U.S. Government Securities VP, Transamerica WMC Diversified Growth VP, Transamerica WMC Diversified Growth II VP, Transamerica Morgan Stanley Active International Allocation VP, Transamerica Multi Managed Large Cap Core VP, Transamerica Morgan Stanley Mid-Cap Growth VP, Transamerica Asset Allocation - Conservative VP, Transamerica Asset Allocation - Growth VP, Transamerica Asset Allocation - Moderate VP, Transamerica Asset Allocation - Moderate Growth VP, Transamerica AEGON Active Asset Allocation - Conservative VP, Transamerica AEGON Active Asset Allocation - Moderate VP, and Transamerica AEGON Active Asset Allocation - Moderate Growth VP included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 25, 2012